SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2018

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Revolving Credit Agreement

On August 29, 2018, Walgreens Boots Alliance, Inc. (the “Company”) entered into a revolving credit agreement (the “Revolving Credit Agreement”) with the lenders and letter of credit issuers from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and the joint lead arrangers, joint bookrunners and co-syndication agents named therein.

The Revolving Credit Agreement is an unsecured revolving credit facility with an aggregate commitment in the amount of $3.5 billion, with a letter of credit subfacility commitment amount of $500 million. The facility termination date is the earlier of (a) August 29, 2023, subject to the extension thereof pursuant to the Revolving Credit Agreement and (b) the date of termination in whole of the aggregate amount of the revolving commitments pursuant to the Revolving Credit Agreement.

The Company will be a borrower under the Revolving Credit Agreement. The ability of the Company to request each loan or letter of credit under the Revolving Credit Agreement is subject to the satisfaction (or waiver) of certain customary conditions set forth therein. Revolving loans and letters of credit will be available under the Revolving Credit Agreement in U.S. dollars, Sterling, Yen, Swiss Francs or such other currencies as the administrative agent, the lenders and letter of credit issuers may approve.

Borrowings under the Revolving Credit Agreement will bear interest at a fluctuating rate per annum equal to, at the Company’s option, the Alternate Base Rate or the Eurocurrency Rate (each as defined in the Revolving Credit Agreement), in each case, plus an applicable margin calculated based on the Company’s credit ratings. In addition, the Company has agreed to pay to the lenders under the Revolving Credit Agreement certain customary fees, including (i) an upfront fee to each lender in an aggregate amount equal to 0.080% of each such lender’s revolving commitment for the portion of the revolving commitment up to and equal to such lender’s commitment under the revolving credit agreement dated as of November 10, 2014, among Walgreen Co., the Company, the lenders and letter of credit issuers from time to time party thereto, Bank of America, N.A., as administrative agent, and the joint lead arrangers, joint book managers and co-syndication agents named therein (the “2014 Revolving Credit Agreement”), as applicable, plus 0.10% of such lender’s commitment for the portion of the commitment that exceeds such lender’s commitment under the 2014 Revolving Credit Agreement, and (ii) a commitment fee in an amount equal to a percentage per annum, calculated based on the Company’s credit ratings, on the daily actual unused amount of each such lender’s commitment, which commitment fee is earned and payable quarterly.

Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Revolving Credit Agreement are permissible, in each case, without penalty, subject to certain conditions pertaining to minimum notice and minimum reduction amounts as described in the Revolving Credit Agreement. Subject to the terms of the Revolving Credit Agreement, borrowers may borrow, repay and reborrow amounts borrowed under the Revolving Credit Agreement while the commitments thereunder are in effect.

The Revolving Credit Agreement contains representations and warranties and affirmative and negative covenants customary for unsecured financings of this type and substantially consistent with those of the Company’s existing revolving credit agreement, dated as of August 24, 2017, among the Company, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, including a financial covenant requiring that, as of the last day of each fiscal quarter, commencing with the first full quarter ending after the effective date of the Revolving Credit Agreement, the ratio of Consolidated Debt to Total Capitalization (as those terms are defined in the Revolving Credit Agreement) shall not be greater than 0.60:1.00.

The Revolving Credit Agreement also contains various events of default (subject to certain grace periods, to the extent applicable), including, events of default for the nonpayment of principal, interest or fees, breach of covenants; payment defaults on, or acceleration under, certain other material indebtedness; inaccuracy of the representations or warranties in any material respect; bankruptcy or insolvency; certain unfunded liabilities under employee benefit plans; certain unsatisfied judgments; certain ERISA violations; and the invalidity or unenforceability of the Revolving Credit Agreement or any note issued in accordance therewith.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The lenders under the Revolving Credit Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 1.02 Termination of a Material Contract.

The information set forth in the first paragraph of Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

2014 Revolving Credit Agreement. The 2014 Revolving Credit Agreement was terminated in accordance with its terms and conditions as of August 29, 2018, and as of that date, and the Company had paid any amounts due in connection with such termination.

Increase in Size of Commercial Paper Program. On August 29, 2018, the Company increased the size of its existing commercial paper program (the “Program”), originally entered into in January 2015, by $500 million to permit the issuance of short-term, unsecured commercial paper notes (the “Notes”) in an aggregate principal amount not to exceed $3.5 billion at any time outstanding.

Under the Program, the Company may issue the Notes from time to time and use the proceeds for general corporate purposes. The Notes will be sold on a private placement basis under customary terms in the commercial paper market and the Notes will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Notes will be sold at a negotiated discount from par or will bear interest at a negotiated rate on a fixed or floating basis. The maturities of the Notes will vary but may not exceed 360 days from the date of issue.

The definitive documents regarding the Program contain customary representations, warranties, covenants, defaults and indemnification provisions, and provide the terms under which the Notes will be sold pursuant to an exemption from the federal and state securities laws. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

10.1	Revolving Credit Agreement, dated as of August 29, 2018, by and among Walgreens Boots Alliance, Inc., the lenders and letter of credit issuers from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and the joint lead arrangers, joint bookrunners and co-syndication agents named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: August 30, 2018	By:	/s/ Joseph B. Amsbary, Jr.
	Title:	Vice President and Corporate Secretary